Exhibit 10.7

SECURITY AGREEMENT

This SECURITY AGREEMENT (“Agreement”) dated and effective as of September 11, 2019, is entered into by AP-AMH Medical Corporation, a California professional medical corporation (“Debtor”), in favor of Apollo Medical Holdings, Inc., a Delaware corporation (“Secured Party”), with reference to the following facts:

A.           Debtor and Secured Party have entered into that certain Loan Agreement dated as of May 10, 2019 (the “Loan Agreement”), pursuant to which Secured Party has made a loan to Borrower in the original principal amount of Five Hundred Forty Five Million Dollars ($545,000,000), which loan is evidenced by that certain Secured Promissory Note, dated May 10, 2019, in the original principal amount of the Loan (the “Note”).

B.           As security for payment and performance of the obligations of Debtor to Secured Party under the Loan Agreement, the Note and this Agreement, it is the intent of Debtor to grant to Secured Party and to create a security interest in Collateral (as defined below), as hereinafter provided.

In consideration of the above recitals, which are hereby incorporated into this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees as follows:

1.          Grant of Security Interest. Debtor hereby creates and grants to Secured Party a security interest in the Collateral, as that term is defined in Section 2, to secure payment and performance by Debtor of the Obligations, as that term is defined in Section 3.

2.          Collateral. The “Collateral” shall consist, collectively and severally, of all of Debtor’s right, title and interest in and to the assets of Debtor, whether now owned or hereafter acquired, including without limitation, all of Debtor’s right, title and interest in and to (i) all shares of Series A Preferred Stock (and any other securities) of Allied Physicians of California, a Professional Medical Corporation, a California corporation doing business as Allied Pacific Corporation (“APC”), now or hereafter owned by Debtor, together in each case with all certificates representing the same, (ii) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, (iii) all shares of any successor entity of any such merger or consolidation (collectively, the “Pledged Shares”), and (iv) (a) all Accounts, (b) all Equipment, Goods, Inventory and Fixtures, (c) all Documents, Instruments and Chattel Paper, (d) all Letters of Credit and Letter-of-Credit Rights, (e) all Securities Collateral, (f) all Investment Property, (g) all Intellectual Property Collateral, (h) all Commercial Tort Claims, (i) all General Intangibles, (j) all Money and Deposit Accounts, (k) all Supporting Obligations, (l) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records relating to the Collateral and any General Intangibles at any time evidencing or relating to any of the foregoing and (m) to the extent not covered by clauses (a) through (l) of this sentence all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Debtor from time to time with respect to any of the foregoing (in each case as the foregoing capitalized terms in this clause (iv) are defined in the California Uniform Commercial Code).

3.           Obligations. The “Obligations” shall consist, collectively and severally, of any and all debts, obligations and liabilities of Debtor to Secured Party arising from, connected with or related to the Loan Agreement, the Note and this Agreement and all amendments, modifications, extensions or renewals of the Loan Agreement, the Note and this Agreement, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred.

4.           Additional Representations and Warranties. In addition to any representations and warranties of Debtor or its affiliates in Loan Agreement and the Note, which are incorporated herein by this reference, Debtor hereby represents and warrants that: (a) except as heretofore disclosed to Secured Party in writing, Debtor is the sole owner of the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof) and no other person has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title, claim or interest (by way of security interest or other lien or charge or otherwise) in, against or to the Collateral; and (b) all information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Debtor with respect to the Collateral is, or will be when so supplied, true and correct.

5.           Covenants of Debtor. Debtor hereby agrees:

a.           to do all acts that may be necessary to maintain, preserve and protect the Collateral;

b.           not to use any Collateral or permit any Collateral to be used unlawfully or in violation of any provision of the Loan Agreement, this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering Collateral;

c.           to pay promptly when due all taxes, assessments, charges, encumbrances and liens now or hereafter imposed on or affecting any Collateral;

d.           to notify Secured Party promptly of any change in Debtor’s name or place of business, or, if Debtor has more than one (1) place of business, Debtor’s primary place of business;

e.           to procure, execute and deliver from time to time any financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect its security interest hereunder and the priority thereof and, following an Event of Default (as defined below), to deliver promptly to Secured Party all originals of Collateral or proceeds consisting of chattel paper or instruments;

f.            to appear in and defend any action or proceeding which may affect its title to or Secured Party’s interest in the Collateral;

g.           if Secured Party gives value to enable Debtor to acquire rights in or the use of any Collateral, to use such value for such purpose;

h.           to keep separate, accurate and complete records of the Collateral and to provide Secured Party with such records and such other reports and information relating to the Collateral as Secured Party may reasonably request from time to time;

i.            not to surrender or lose possession of (other than to Secured Party), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein, except to keep the Collateral free of all levies and security interests or other liens or charges except those created hereby and those approved in writing by Secured Party;

j.            following an Event of Default, to account fully for and promptly deliver to Secured Party, in the form received, all proceeds of the Collateral received, endorsed to Secured Party as appropriate, and until so delivered all proceeds shall be held by Debtor in trust for Secured Party, separate from all other property of Debtor and identified as the property of Secured Party;

k.          to keep the Collateral in good condition and repair;

l.            not to cause or permit any waste or unusual or unreasonable depreciation of the Collateral;

m.           at any reasonable time, on demand by Secured Party, to exhibit to and allow inspection by Secured Party (or persons designated by Secured Party) of the Collateral;

n.           to keep the Collateral at the location(s) set forth in Section 16 and not to remove the Collateral from such location(s) without the prior written consent of Secured Party;

o.           to comply with all laws, regulations and ordinances relating to the possession, operation, maintenance and control of the Collateral;

p.           if any of the Pledged Shares are received by Debtor, to forthwith (i) deliver to Secured Party the certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as Secured Party may reasonably request, all of which thereafter shall be held by Secured Party, pursuant to the terms of this Agreement, as part of the Collateral and (ii) take such other action as Secured Party may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Collateral; and

q.           to insure the Collateral, with Secured Party named as loss payee, in form and amounts, with companies, and against risks and liabilities, reasonably required by Secured Party to protect the value of its security interest hereunder, and following an Event of Default: (a) to assign the policies to Secured Party, (b) to deliver them to Secured Party at its request, and (c) to cooperate with and assist Secured Party in making any claim thereunder, or in canceling the insurance, or in collecting and receiving payment of, and endorse any instrument in payment of loss or return premium or other refund or return, and apply such amounts received, at Secured Party’s election, to replacement of Collateral or to the Obligations; provided that in no event shall Secured Party be deemed to have a security interest in insurance proceeds except to the extent solely arising from the Collateral, and if Secured Party receives any other insurance proceeds, it will deliver such proceeds to the Debtor.

6.           Authorized Action by Secured Party. Debtor hereby irrevocably appoints Secured Party, effective on the occurrence and continuance of an Event of Default (as defined below), as its attorney-in-fact to do (but Secured Party shall not be obligated to do and shall incur no liability to Debtor or any third party for failure to do) any act which Debtor is obligated by this Agreement to do, and to (a) exercise such rights and powers as Debtor might exercise with respect to the Collateral, including, without limitation, the right to collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of Collateral; (b) privileges or options pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, Collateral; (c) insure, process and preserve the Collateral; (d) transfer the Collateral to Secured Party’s own name or the name of a nominee of Secured Party; and (e) make any compromise or settlement, and take any action it deems advisable, with respect to Collateral. Debtor agrees to reimburse Secured Party on demand for any costs and expenses, including, without limitation, attorneys’ fees, Secured Party may incur while acting as Debtor’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party’s possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

7.           Pledged Shares.

a.           All Pledged Shares in which Debtor shall hereafter grant a security interest pursuant to this Agreement will be, duly authorized, validly existing, fully paid and non assessable, and none of such Pledged Shares are or will be subject to any contractual restriction, or any restriction under the charter, by laws, shareholders agreement or other organizational instrument of APC or any other issuer thereof, upon the transfer of such Pledged Shares (except for any such restriction contained herein or under such organizational instruments).

b.           All certificates, agreements or instruments representing or evidencing the Pledged Shares in existence on the date hereof will have been delivered to Secured Party in a suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and (assuming continuing possession by Secured Party of all such Pledged Shares) Secured Party has a perfected first priority security interest therein.

c.           So long as no Event of Default shall have occurred and be continuing, Debtor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares for all purposes not inconsistent with the terms of the Loan Agreement, the Note, this Agreement, or any other instrument or agreement referred to herein or therein, provided that Debtor agrees that it will not vote the Pledged Shares in any manner that is inconsistent with the terms of the Loan Agreement, the Note, this Agreement or any such other instrument or agreement; and Secured Party shall execute and deliver to Debtor or cause to be executed and delivered to Debtor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as Debtor may reasonably request for the purpose of enabling Debtor to exercise the rights and powers that they are entitled to exercise pursuant to this Section 7(c).

d.           Unless and until an Event of Default shall have occurred and be continuing, Debtor shall be entitled to receive and retain any dividends, distributions or proceeds on the Pledged Shares paid in cash out of earned surplus.

e.           If an Event of Default shall have occurred and be continuing, whether or not Secured Party exercises any available right to declare any Obligations due and payable or seek or pursue any other relief or remedy available to them under applicable law or under the Loan Agreement, the Note, this Agreement or any other agreement relating to such Obligation, all dividends and other distributions on the Pledged Shares shall be paid directly to Secured Party and retained by it as part of the Collateral, subject to the terms of this Agreement, and, if Secured Party shall so request in writing, Debtor agrees to execute and deliver to Secured Party appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to Secured Party shall, upon request of Debtor (except to the extent theretofore applied to the Obligations), be returned by Secured Party to Debtor.

f.            Debtor hereby expressly authorizes and instructs each issuer of any Pledged Shares pledged hereunder to (i) comply with any instruction received by it from Secured Party in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Debtor, and Debtor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or other payment with respect to the Pledged Shares directly to Secured Party for the benefit of Secured Party.

g.           Notwithstanding anything to the contrary in this Agreement, Lender shall take no action with respect to the Pledged Shares that would result in Debtor having an ineligible shareholder under the laws relating to the corporate practice of medicine in the State of California.

8.           Default and Remedies.

a.           Debtor shall be deemed in default under this Agreement if Debtor fails to comply with any of the provisions of Sections 5 or 7, or fails to comply with any provision required of Debtor or its affiliates under the Loan Agreement, the Note or this Agreement or commits an Event of Default thereunder, for ten (10) days after Debtor’s receipt of written notice of any monetary default or fifteen (15) days after Debtor’s receipt of written notice of any non-monetary default (an “Event of Default”); provided, however, that, if such failure is of such nature as to not be curable within said fifteen (15) day period, an Event of Default shall occur if the breaching or failing party shall have failed to commence curative action within the prescribed fifteen (15) day period and prosecuted the same with due diligence to completion thereafter but in no event beyond thirty (30) days after Debtor’s receipt of the default notice. On the occurrence of any Event of Default, Secured Party may, at its option, after providing notice to Debtor, and in addition to all rights and remedies available to Secured Party and its affiliates under the Loan Agreement, the Note or this Agreement, do any one (1) or more of the following: (i) foreclose or otherwise enforce Secured Party’s security interest in any manner permitted by law or provided in this Agreement, subject to the rights of senior lienholders; (ii) sell, lease or otherwise dispose of any Collateral at one (1) or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Secured Party may determine; (iii) recover from Debtor all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred or paid by Secured Party in exercising any right, power or remedy provided by this Agreement or by law; (iv) require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party; (v) enter onto property where any Collateral is located and take possession thereof with or without judicial process; (vi) require Debtor to cause the Pledged Shares to be transferred of record into the name of Secured Party or its nominee; and (vii) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate and in connection with such preparation and disposition, without charge, use any trademark, service mark, trade name, copyright, patent or technical process used by Debtor.

b.           Debtor recognizes that Secured Party may be compelled, at any time after the occurrence and during the continuance of an Event of Default, to conduct any sale of all or any part of the Pledged Shares without registering or qualifying such Pledged Shares under the Securities Act of 1933, as amended (the “Securities Act”), and/or any applicable state securities laws in effect at such time. Debtor acknowledges that any such private sales may, to the extent permitted by applicable law, be made in such manner and under such circumstances as Secured Party may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms that might be less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such sale shall not be deemed not to have been made in a commercially reasonable manner solely because it was conducted as a private sale, and agrees that Secured Party shall have no obligation to conduct any public sales and no obligation to delay the sale of any Pledged Shares for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Pledged Shares, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. To the extent permitted by applicable law, Debtor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Shares may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Secured Party accepts the first offer received and does not offer such Pledged Shares to more than one offeree. Debtor agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8 shall be specifically enforceable against Debtor.

9.           Cumulative Rights. The rights, powers and remedies of Secured Party and its affiliates under this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statute or rule of law, the Loan Agreement, the Note or this Agreement or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s security interest in the Collateral.

10.         Waiver. Any forbearance or failure to act or delay by Secured Party in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Secured Party. Debtor waives any right to require Secured Party to proceed against any person or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

11.         Further Actions. Debtor shall deliver promptly to Secured Party all certificates or instruments representing or evidencing any Collateral to be held as Collateral shall be in form suitable for transfer by delivery and shall be delivered together with undated appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to Secured Party, and in each case together with such other instruments or documents as Secured Party may reasonably request.

12.         Binding on Successors. All rights of Secured Party under this Agreement shall inure to the benefit of its successors and assigns, and all obligations of Debtor shall bind its heirs, executors, administrators, successors and assigns.

13.         Entire Agreement; Severability; Amendments. This Agreement, together with the Loan Agreement and the Note, contains the entire agreement between Secured Party and Debtor relating to the matters described herein. If any of the provisions of this Agreement shall be held invalid or unenforceable, this Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly. This Agreement may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by Debtor and Secured Party. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Agreement shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

14.         References. The singular includes the plural. If more than one executes this Agreement, the term Debtor shall be deemed to refer to each of the undersigned as well as to all of them, and their obligations and agreements hereunder shall be joint and several. If any of the undersigned is a married person, recourse may be had against his or her separate property for the Obligations.

15.         Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California, without regard to its choice of law provisions, and, where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the California Uniform Commercial Code.

16.         Collateral Location; Records. Debtor represents that the Collateral described in Section 2(a) is located at Secured Party’s offices at 1668 S. Garfield Ave, 2nd Floor, Alhambra, CA 91801, and that Debtor’s records regarding the Collateral are kept at 1668 S. Garfield Ave, 2nd Floor, Alhambra, CA 91801.

17.         Notices. Any notice required or permitted to be give hereunder shall be given in accordance with the applicable provisions of the Loan Agreement.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, this Security Agreement has been duly executed by Debtor and Secured Party on and as of the date first above written.

DEBTOR:

AP-AMH MEDICAL CORPORATION,
a California professional medical corporation

By:	/s/ Thomas Lam
Thomas S. Lam, M.D.
Chief Executive Officer

SECURED PARTY:

APOLLO MEDICAL Holdings, Inc.,
a Delaware corporation

By:	/s/ Eric Chin
Eric Chin
Chief Financial Officer

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